Exhibit 99.1

HOST HOTELS & RESORTS, INC. ANNOUNCES UNDERWRITERS’ EXERCISE OF OVER-ALLOTMENT OPTION

BETHESDA, MD; April 27, 2009 - Host Hotels & Resorts, Inc. (NYSE: HST) today announced that on Friday, April 24, 2009, the underwriters exercised, in full, their option to purchase up to an additional 9,750,000 shares of common stock to cover over-allotments in connection with the Company’s previously announced public offering of 66,000,000 shares of common stock at $6.60 per share. The Company intends to use the net proceeds from the offering, which are expected to be approximately $479 million (after giving effect to the exercise of the underwriters’ option to purchase additional shares), for general corporate purposes and the repayment of indebtedness.

Merrill Lynch & Co., Deutsche Bank Securities, Goldman, Sachs & Co. and J.P.Morgan acted as joint book-running managers for the offering, and ABN AMRO Incorporated, Barclays Capital, BNY Mellon Capital Markets, LLC, Calyon Securities (USA) Inc., Citi, Raymond James, Scotia Capital, UBS Investment Bank and Wachovia Securities acted as co-managers. Subject to customary conditions, the offering and option exercise are expected to close on April 29, 2009.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any of the securities, nor shall there be any sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state.

Copies of the prospectus supplement and the accompanying prospectus relating to these securities may be obtained from Merrill Lynch & Co., Attention: Prospectus Department, 4 World Financial Center, New York, New York 10080, or from Deutsche Bank Securities, Attention: Prospectus Department, 100 Plaza One, Jersey City, New Jersey 07311, telephone: (800) 503-4611 or e-mail at prospectusrequest@list.db.com.

Host Hotels & Resorts, Inc. News Release	April 27, 2009

ABOUT HOST HOTELS & RESORTS

Host Hotels & Resorts, Inc. is a lodging real estate investment trust and owner of luxury and upper upscale hotels. The Company currently owns 116 properties with approximately 63,000 rooms, and also holds a minority interest in a joint venture that owns 11 hotels in Europe with over 3,500 rooms. The Company partners with premium brands such as Marriott®, Ritz-Carlton®, Westin®, Sheraton®, W®, St. Regis®, The Luxury Collection®, Hyatt®, Fairmont®, Four Seasons®, Hilton® and Swissôtel®* in the operation of properties in over 50 major markets worldwide.

Note: This press release contains forward-looking statements within the meaning of federal securities regulations. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will,” “continue” and other similar terms and phrases, including references to assumption and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: national and local economic and business conditions, including the potential for terrorist attacks, that will affect occupancy rates at our hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of our indebtedness and our ability to meet covenants in our debt agreements; relationships with property managers; our ability to maintain our properties in a first-class manner, including meeting capital expenditure requirements; our ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations which influence or determine wages, prices, construction procedures and costs; our ability to complete acquisitions and dispositions; and our ability to continue to satisfy complex rules in order for us to qualify as a REIT for federal income tax purposes and other risks and uncertainties associated with our business described in the Company’s filings with the SEC. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of April 27, 2009, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

*	This press release contains registered trademarks that are the exclusive property of their respective owners. None of the owners of these trademarks has any responsibility or liability for any information contained in this press release.

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